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                                                                    EXHIBIT 23.4
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                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Fairfax Financial Corporation
Baltimore, Maryland:


We consent to incorporation by reference in the registration statement on Form S-3 (Registration Statement) of Susquehanna Bancshares, Inc. (Susquehanna) of our report dated November 14, 1995, relating to the consolidated statements of financial condition of Fairfax Financial Corporation and subsidiaries (the Company) as of September 30, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year ended September 30, 1995, which appears in Appendix A to Susquehanna's Form 8-K dated November 21, 1995. Our report refers to the Company's adoption in 1995 of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.



                                       KPMG PEAT MARWICK LLP


Baltimore, Maryland
November 22, 1995